BYLAWS
                                        OF
                       SOUTHWESTERN ELECTRIC POWER COMPANY
                            (A DELAWARE CORPORATION)
                       (A MEMBER OF THE CENTRAL AND SOUTH WEST SYSTEM)

                         As amended to OCTOBER 30, 1996
                          (Recompiled October 30, 1996)

                                    ARTICLE I

                                     OFFICES

               The Corporation may maintain offices at such places as the Board of Directors may, from time to time, appoint.


                                   ARTICLE II

                                      SEAL

               The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware"; and such seal may be facsimile.


                                   ARTICLE III

                               STOCK AND TRANSFERS

               SECTION 1. Each holder of fully paid stock shall be entitled to a certificate or certificates of stock, stating the number of shares owned by such stockholder and the designation of the class (and series, if any) in which issued. All stock certificates shall be signed by the Chairman of the Company, the President, or a Vice President of the Corporation, and also by the Treasurer, the Secretary, an Assistant Treasurer, or an Assistant Secretary of the Corporation and shall be sealed with the corporate seal of the Corporation or a facsimile thereof; provided, that, however, if such certificates are countersigned by a Transfer Agent and/or registered by a Registrar, the signature of any such Chairman of the Company, President, Vice President, Treasurer, Secretary, Assistant Treasurer, or Assistant Secretary may be facsimile. Any such Transfer Agent or Registrar shall be a person other than the Corporation or employee of the Corporation, and shall be duly appointed by the Board of Directors. In case any one or more of such officers of the Corporation who have signed or whose facsimile signature or signatures have been reproduced upon any such certificate or certificates shall have ceased to be such officer or officers of the Corporation before such certificate or certificates shall have been issued or delivered by the Corporation, such certificate or

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certificates may be issued and delivered by the Corporation with the same effect as if such former officer or officers remained in office at the date of such issuance or delivery.

               SECTION 2. Shares of stock of the Corporation shall be transferable only on the books of the Corporation and, except (a) as may be required by law or by the order of a court in some proper proceeding, (b) as hereinafter provided, or (c) as the Board of Directors may otherwise expressly provide by resolution from time to time, shall be transferred only upon the assignment and surrender of the issued certificate or certificates representing such shares. Except as the Board of Directors may otherwise provide by resolution from time to time, in the event any issued certificate representing shares of stock of the Corporation shall be lost, destroyed or stolen, the holder thereof may have a new certificate for an equivalent number of shares of the same class issued to him in lieu of and to replace such lost, destroyed or stolen certificate upon producing evidence, satisfactory to the Board of Directors, of such loss, destruction or theft and upon furnishing to the Corporation a bond of indemnity, deemed sufficient by the Board of Directors, to protect the Corporation against any loss, damage or liability that may be sustained by reason of such lost, destroyed or stolen certificate and the issuance and delivery of such new or replacement certificate.

               SECTION 3. The stock transfer books of the Corporation may be closed by order of the Board of Directors for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors is authorized, in its discretion, to fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


                                    ARTICLE IV

                             MEETING OF STOCKHOLDERS

               SECTION 1. The annual meeting of the stockholders of the Corporation shall be held on the second Wednesday in April of each year, if not a legal holiday, and if a legal holiday then on the day following, at 10:30 o'clock a.m.; for the election of directors and for the transaction of such other business as may come before the meeting. Such meetings shall be held at the office of the Corporation in the City of Shreveport, Louisiana.

               SECTION 2. Special meetings of the stockholders may be called by the Board of Directors or by a majority of the directors individually, or by stockholders holding not less than one-third in number of the total outstanding shares of capital stock of the Corporation entitled to vote, or in such other manner as may be provided in Article Fourth of the Certificate of Incorporation, as amended, of the Corporation, or as may at any time be provided by statute. Such special meetings shall be held at the office of the Corporation either in the City of Shreveport, Louisiana, or in the City of Wilmington, Delaware, as the notice of the meeting may specify.

               SECTION 3. Notice of the time and place of each annual meeting shall be sent by mail to the recorded address of each stockholder entitled to vote, not less than ten days before the date of the meeting. Like notice shall be given of all special meetings, except in cases where other special method of notice may be required by statute, in all which cases, the statutory method shall be followed. The notice of a special meeting shall state the object of the meeting. Notice of meetings may in all cases be waived by stockholders entitled to notice.

               SECTION 4. At all meetings of stockholders, except as otherwise provided in Article Fourth of the Certificate of Incorporation, as amended, a majority of the number of shares of stock outstanding and entitled to vote must be represented in order to constitute a quorum for the transaction of any business other than (a) adjourning from time to time until a quorum shall be obtained, or (b) adjourning sine die, and for any such adjournment a majority vote of whatever stock shall be represented shall be sufficient.

               SECTION 5. At all stockholders' meetings, except as otherwise provided in Article Fourth of the Certificate of Incorporation, as amended, holders of record of stock then having voting power shall be entitled to one vote for each share of such stock held by them respectively, upon any question or at any election, and such vote may, in all cases, be given by proxy, duly authorized in writing.

               SECTION 6. A full list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times, during the usual hours for business, be open to the examination of any stockholder.


                                    ARTICLE V

                                    DIRECTORS

               SECTION 1. The property and business of the Corporation shall be managed by a Board of Directors, which, except as otherwise provided in Article Fourth of the Certificate of Incorporation, as amended, shall consist of not less than three nor more than thirteen members. Except as otherwise provided in Article Fourth of the Certificate of Incorporation, as amended, the Directors shall be elected by a majority of votes of the stockholders entitled to vote, present in person or represented by proxy at the annual meeting of the stockholders, and each Director shall be elected for a term of one year, and until his successor shall be elected and shall qualify.

               SECTION 2. Except as otherwise provided in Article Fourth of the Certificate of Incorporation, as amended, any vacancy in the Board of Directors shall be filled by the Board, and each Director so appointed shall hold office until the next annual election, and until his successor shall be duly elected and qualified.

               SECTION 3. The Board of Directors may hold its meetings and may have one or more offices, and may keep the books of the Corporation (except the original or duplicate stock ledger) outside of Delaware, at such places as they may from time to time determine. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by law or by these Bylaws required to be exercised or done by the stockholders.

               SECTION 4. Without prejudice to the general powers conferred by the last preceding clause, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

               1. From time to time to make and change rules and regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

               2. From time to time, as and when and upon such terms and conditions as it may determine, to issue any part of the authorized capital stock of the Corporation.

               3. To purchase, or otherwise acquire for the Corporation, any property, right or privilege which the Corporation is authorized to acquire at such price or consideration, and generally on such terms or conditions as it shall think fit.

               4. At its discretion to pay for any property or rights acquired by the Corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation.

               5. To borrow money, to create and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

               6. To appoint and at its discretion, remove or suspend any and all officers, employees and agents, permanently or temporarily, as it may think fit, and to determine their duties and fix, and from time to time change their duties, salaries, and emoluments, and to require security in such instances, and in such amounts as it thinks fit.

               7. To confer by resolution upon any officer of the Corporation, the power to choose, remove or suspend subordinate officers, employees and agents.

               8. To appoint any person or corporation to accept and hold in trust for the Corporation, any property belonging to the Corporation, or in which it is interested, or for any other purpose, and to execute and do all such deeds and things as may be requisite in relation to any such trust.

               9. To determine who shall be authorized on the Corporation's behalf, to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and other papers and documents.

               10. To delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee, or to any officer or agent, or to appoint any persons to be the agents of the Corporation, with such powers (including the powers to subdelegate), and upon such terms as it shall think fit.


                                    ARTICLE VI

                              MEETINGS OF THE BOARD

               SECTION 1. Regular meetings of the Board of Directors of the Corporation shall be held at such place and time as may be designated from time to time by the Board. Special meetings of the Board may be called by the Chairman of the Company, if there shall be one, or by the President, or by a Vice President when acting as President, or by any two directors, upon not less than two days' notice to each director, either personally or by mail or telegraph. Notice of any meeting of the Board may be waived in writing by any director, either before or after the meeting, and shall be deemed to have been waived by his attendance at such meeting.

               SECTION 2. A majority of the authorized number of directors fixed by the Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a lesser number may adjourn from time to time until a quorum shall be obtained or may adjourn sine die.

               SECTION 3. At all meetings of the Board of Directors, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number of directors is required by statute. The Board shall keep minutes of the proceedings at its meetings. Unless otherwise restricted by the Certificate of Incorporation, as amended, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if, prior to such action, a written consent setting forth the action so taken shall be signed by all members of the Board or of such committee, as the case may be, and such written consent shall be filed with the minutes of the proceedings of the Board or of such committee, as the case may be.

               SECTION 4. Directors who are not officers or employees of the Corporation shall be entitled to receive such compensation, if any, for their services as directors of the Corporation, as may be fixed by resolution of the Board of Directors. Directors who are officers or employees of the Corporation shall not be entitled to receive any compensation for their services as directors. All directors of the Corporation (whether or not officers or employees) may be allowed such sum for attendance at any regular or special meeting of the Board as may be fixed by resolution of the Board and shall be reimbursed by the Corporation for any out-of-pocket expenses incurred for attendance at any such meeting. Nothing herein contained shall be construed to prevent any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE VII

                                    OFFICERS

               SECTION 1. There shall be elected by the Board of Directors, at its first meeting (if practicable) held after the annual election of directors in each year, a President, a Secretary, a Treasurer, a Controller, and if desired, one or more Assistant Secretaries and Assistant Treasurers, and Assistant Controllers. The Board of Directors also may provide for and elect, at any time, a Chairman of the Company, a General Manager, one or more Vice Presidents, and such other officers, and prescribe such duties for them, respectively, as in the judgment of the Board of Directors may be required from time to time to conduct the business of the Corporation. Any two or more offices, except the offices of President and Vice President, President and Secretary, President and General Manager, and Chairman and any other office, may be held by the same person. All officers elected by the Board of Directors shall hold their respective offices, unless sooner terminated, until the first meeting of the Board of Directors held after the next ensuing annual election of directors and until their respective successors, willing to serve, shall have been duly elected and qualified. Any of such officers may be removed from their respective offices at the pleasure of the Board.

               SECTION 2. The Chairman of the Company, if there shall be one, shall when present preside at all meetings of the stockholders, of the Board of Directors, and of the Executive Committee, if there shall be one. He shall be a member of the Executive Committee, if there shall be one, and may attend any meeting of any committee of the Board, whether or not a member, except that attendance at an Audit Committee meeting may be only upon invitation of that committee. He shall have such other powers and duties as may at any time be prescribed by the Bylaws or by the Board of Directors. In the event of death or incapacitation of the President and Chief Executive Officer, the Chairman, if there shall be one shall assume the duties of the Chief Executive Officer until a successor is elected.

               SECTION 3. The President shall be the Chief Executive Officer of the Company and shall have general authority over all of the business and affairs of the Company and over all other officers, agents and employees of the Company. When the Chairman, if there shall be one, is not present, the President shall preside at all meetings of the stockholders, of the Board of Directors, and of the Executive Committee, if there shall be one. He shall be a member of the Executive Committee, if there shall be one, and may attend any meeting of any committee of the Board, whether or not a member, except that attendance at an Audit Committee meeting may be only upon invitation of that committee. He shall have general and active management of the business and affairs of the Company, and full authority and responsibility with respect to making effective all resolutions of the Board of Directors. He shall execute bonds, mortgages, contracts and other instruments requiring the seal of the Company to be affixed, except where required or permitted by law to be otherwise signed and executed, and except where such duties shall be expressly delegated by him or the Board of Directors to some other officer or agent of the Company. He shall have authority, when neither the Board of Directors nor the Executive Committee is in session, to suspend the authority of any other officer or officers of the Company, subject, however, to the pleasure of the Board of Directors or the Executive Committee at its next meeting, and authority to appoint and to remove and discharge any and all agents and employees of the Company not elected or appointed directly by the Board of Directors. He shall have such other powers and duties as may at any time be prescribed by the Bylaws or by the Board of Directors.

               SECTION 4. The General Manager, if one is elected by the Board of Directors, shall have such powers and duties as may from time to time be prescribed by the Board of Directors. In case the President, due to absence or any other cause, shall be unable at any time to attend to the duties of the office of President requiring attention, or in the case of his death, resignation, or removal from office, the powers and duties of the President shall, except as the Board of Directors may otherwise provide, temporarily devolve upon the General Manager, and shall be exercised by such General Manager as acting President during such inability of the President, or until the vacancy in the office of the President shall be filled. In case of the absence, disability, death, resignation, or removal from office of the President and the General Manager, the Board of Directors shall elect one of its members to exercise the powers and duties of the President during such absence or disability, or until the vacancy in one of said offices shall be filled.

               SECTION 5. The Vice President, if one is elected by the Board of Directors, or Vice Presidents, if more than one is elected by the Board of Directors, shall have such powers and duties as may from time to time be prescribed by the Board of Directors.

               SECTION 6. The Secretary shall attend all meetings of the Board of Directors, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall have the custody and care of the corporate seal, records, minutes and stock books of the Corporation. He shall also act as Secretary of all stockholders' meetings, and keep a record thereof, except as some other person may be selected as Secretary by any such meeting, shall keep a suitable record of the addresses of stockholders, and shall, except as may be otherwise required by statute or by the Bylaws, sign, and by order of the Board of Directors, issue all notices required for meetings of stockholders, and of the Board of Directors. Whenever requested by a requisite number of individual stockholders, or individual directors, to give notice, for a meeting of stockholders or of the Board of Directors, he shall give such notice, as requested, and the notice shall state the names of the stockholders or directors making the request. He shall; sign all mortgages, and all other documents and papers to which his signature may be necessary or appropriate, shall affix the seal of the Corporation to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of Secretary, or as may be prescribed for him. He shall be sworn to the faithful discharge of his duty.

               SECTION 7. The Treasurer shall have charge of and be responsible for the collection, receipt, custody and disbursement of the funds of the Corporation, and shall deposit its funds in the name of the Corporation, in such banks, trust companies, or safe deposit vaults as the Board of Directors may direct. He shall have the custody of such books, receipted vouchers, and other books and papers as in the practical business operations of the Corporation shall naturally belong in the office or custody of the Treasurer, or as shall be placed in his custody by the Board of Directors, by the Executive Committee, by the Chairman of the Company, by the President, or by a Vice President or a General Manager when acting as President. He shall also have charge of the safekeeping of all stocks, bonds, mortgages and other securities belonging to the Corporation, but such stocks, bonds, mortgages and other securities shall be deposited for safekeeping in a safe deposit vault to be approved by the Board of Directors or by the Executive Committee, in a box or boxes, access to which shall be had as may be provided by resolution of the Board of Directors or of the Executive Committee. He shall have such other powers and duties as are commonly incidental to the office of Treasurer, or as may be prescribed for him. He may be required to give bond to the Corporation for the faithful discharge of his duties in such form and to such amount and with such sureties as shall be determined by the Board of Directors.

               SECTION 8. The Controller shall have general supervision and direction of matters pertaining to the function of the Accounting Department and related sections, including all matters pertaining to preparation of budgets, statistics, taxes and corporate matters, without excluding by this enumeration any other accounting functions not mentioned herein. He shall have general supervision over all books and accounts of the Corporation relating to receipts and disbursements, and the form of all vouchers, accounts, reports and returns required by the various departments. He shall see that the accounts of all officers and employees are examined from time to time and as often as practicable, and that proper returns are made of all receipts from all sources. He shall be responsible for the audit, verification and payment of all billings and voucher requisitions for any and all purposes which shall be submitted currently to him or to someone he designates on his staff. Payments shall be made forthwith if found satisfactory and correct unless deferment is properly requested and approved. No payments of billings and voucher requisitions shall be made unless previously certified to or approved by the head of the department in which it originates and by others authorized to approve such disbursements and unless he is satisfied of its propriety and correctness. He shall have full access to all contracts, correspondence and other papers and records of the Corporation relating to its business matters, shall have the custody of its account books, and other papers relating to the accounts of the Corporation, and shall have such other powers and duties as are commonly incidental to the office of Controller, or as may be prescribed for him. He may be required to give bond to the Corporation for the faithful discharge of his duties in such form and to such amount and with such sureties as shall be determined by the Board of Directors.

               SECTION 9. Assistant Controllers, Assistant Secretaries and Assistant Treasurers shall assist the Controller, the Secretary and the Treasurer, respectively, as the case may be, in the performance of the respective duties of such principal officers; and in case of the absence, disability, death, resignation or removal from office of any such principal officer, the powers and duties of such principal officer shall, except as otherwise ordered by the Chairman of the Company, the President, the Board of Directors or the Executive Committee, temporarily devolve upon his assistant or senior assistant if there shall be more than one. Such assistants shall also perform such other duties as may be assigned to them from time to time by their respective principal officers or the Chairman of the Company or the President or by the Board or the Executive Committee.


                                   ARTICLE VIII

                                 INDEMNIFICATION

               SECTION 1. Each person who is or was or had agreed to become a Director or Officer of the Corporation, or each such person who is or was serving, or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation, or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified (including, without limitation, the advancement of expenses and payment of all loss, liability and expenses) by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently in effect, or as may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment); provided, however, that no person shall be indemnified for amounts paid in settlement unless the terms and conditions of such settlement have been consented to by the Corporation, and provided further that no indemnification for employees or agents of the Corporation (other than Directors and officers) will be made without the express authorization of the Corporation's Board of Directors.


                                    ARTICLE IX

                                   COMMITTEES

               SECTION 1. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an Executive Committee consisting of not less than three members of the Board, including the Chairman of the Company, if there shall be one, and the President of the Corporation. The Executive Committee may make its own rules of procedure and elect its chairman, and shall meet where and as provided by such rules or by resolution of the Board of Directors. A majority of the members of the Committee shall constitute a quorum for the transaction of business. During the intervals between the meetings of the Board of Directors the Executive Committee shall have all the powers of the Board in the management of the business and affairs of the Corporation including power to authorize the seal of the Corporation to be affixed to all papers which may require it, and, by majority vote of all its members, may exercise any and all such powers in such manner as such Committee shall deem best for the interests of the Corporation in all cases in which specific directions shall not have been given by the Board of Directors. Vacancies in the Committee shall be filled by resolution passed by a majority of the whole Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

               SECTION 2. The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint any other standing committees, and such standing committees shall have and may exercise such powers as shall be authorized by the Bylaws or by the resolution appointing them.

               SECTION 3. In accordance with the foregoing provision, the following standing committee is hereby established:

               AUDIT COMMITTEE. The Audit Committee of the Southwestern Electric Power Company Board of Directors shall be composed of all directors of the Company who are not presently or formerly officers or employees of this Company or its affiliates. The Chairman of the Committee shall be appointed by the Chairman of the Board of Directors of the Company.

The Audit Committee shall have such responsibilities and powers, permitted by law, as the Board may determine from time-to-time by resolution passed by a majority of the Board.


                                     ARTICLE X

                    ORDER OF BUSINESS AT DIRECTORS' MEETINGS

               SECTION 1. The order of business at meetings of the Board of Directors shall be determined by the Chairman of the Company, if there shall be one and he shall be present, or by the President or other person acting as chairman of the meeting, unless otherwise ordered by the Board.


                                    ARTICLE XI

                               INSPECTION OF BOOKS

               SECTION 1. The Board of Directors shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute or as authorized by the Board of Directors or by a resolution of the stockholders.

                                    ARTICLE XII

                                  MISCELLANEOUS

               SECTION 1. The funds of the Corporation shall be deposited to its credit in such banks or trust companies as the Board of Directors, or its designee, may, from time to time, designate, and shall be drawn out only for the purposes of the Corporation, and only upon checks or drafts signed as herein authorized. All checks, drafts or orders for payment except "transfer checks" and "payroll checks" as hereinafter provided drawn upon the "General Account," the "Deposit Refund Account," and the "Mid-South Towers-SWEPCO Account" in any depository shall be signed on behalf of the Company by the President, a Vice President, the General Manager, the Treasurer or an Assistant Treasurer, or by any such officers or employees of the Corporation as may be designated for the purpose from time to time by resolution of the Board of Directors or of the Executive Committee; provided, however, that all such checks in amounts over $50,000 shall be signed manually by such officer, and provided that all such checks or orders drawn in an amount of $50,000 or less may be signed by the mechanical or facsimile signature of said officer. "Transfer checks," transferring funds of the Company from its General Account in any depository to its General Account in any other depository, may be signed on behalf of the Company by the mechanical or facsimile signature of said officers as defined above. "Payroll checks" drawn upon the Payroll Account or Accounts of the Company may be signed on behalf of the Company by the mechanical or facsimile signature of said officer as defined above. All deposits and funds of the Company in any depository shall be made, in the first instance, directly to the credit of the Company in its General Account in such depository, and no such deposit shall be made, in the first instance, directly to the credit of the Company in any Special Account, fund or deposit (herein called a "Special Account") of the Company in any depository, whether now or hereafter authorized or maintained.

               SECTION 2. Promissory notes issued by the Corporation shall be signed by the Chairman of the Company or the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Corporation, or shall be signed in such other manner as the Board of Directors or the Executive Committee shall by resolution provide. When the Board of Directors or the Executive Committee shall by resolution so provide, the signature of an officer or employee designated or authorized to sign or countersign bonds, debentures, notes, drafts or checks issued by the Corporation may be facsimile.

               SECTION 3. No debt shall be contracted, except for current expenses, unless authorized by the Board of Directors or the Executive Committee, and no bills shall be paid by the Treasurer unless audited and approved by the Controller, or by some person or committee expressly authorized by the Board of Directors or the Executive Committee to audit and approve bills for payment.

               SECTION 4. The dividends upon the preferred stock, if declared, shall be payable quarterly on the first day of January, April, July and October in each year, unless different quarterly payment dates shall be fixed, in respect of any series of the preferred stock of the Corporation, by the Certificate of Incorporation, as amended, or by the resolution of the Board of

Directors creating such series. All dividends declared upon the common stock shall be payable at such time as may be fixed by the Board of Directors. Before payment of any dividend or making any distribution of profits, there shall be set aside, out of the surplus or net profits of the Corporation, such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such purpose as the Board shall think conducive to the interest of the Corporation.

               SECTION 5. The fiscal year of the Corporation shall be the calendar year.


                                   ARTICLE XIII

                                    AMENDMENT

               SECTION 1. Subject always to Bylaws made by the stockholders, the Board of Directors may make Bylaws from time to time, and may alter, amend or repeal such Bylaws at any regular or special meeting of the Board, but any Bylaws made by the Board of Directors may be altered, amended or repealed by the stockholders, at any annual meeting, or at any special meeting, provided notice of such proposed alteration, amendment or repeal shall have been included in the notice of such special meeting.